AXIL Brands, Inc. Reports Record Fiscal Year 2024 Financial Results

LOS ANGELES, August 15, 2024 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for fiscal year 2024.

Highlights for Fiscal Year Ended May 31, 2024

All comparisons are to the full year of the prior year, unless otherwise noted.

•	Consolidated net sales (revenue) increased 17% to a record $27.5 million compared to $23.5 million in the prior year primarily due to the increase in marketing and sales initiatives in our hearing protection and enhancement segment.

•	Cost of sales increased by $1,494,386 or 26%, as compared to the comparable period in 2023 due to increases in our branding and marketing initiatives which increased our sales, thereby leading to an increased cost of sales. Cost of sales as a percentage of net revenues for the fiscal year ended May 31, 2024 was 26.6% as compared to 24.7% for the comparable period in 2023.

•	Gross profit as a percentage of sales was 73.4% for the fiscal year ended May 31, 2024, compared to 75.3% for the prior year. The decrease in gross profit, as a percentage of sales, was primarily attributable to costs associated with expansion into new retail and distribution channels.

•	Operating expenses as a percentage of net revenues were 68.0% for the fiscal year ended May 31, 2024, compared to 66.9% for the full year 2023. The increase was primarily due to higher marketing and selling expenses, increased compensation, and a rise in general and administrative expenses, including expenses associated with our listing on the NYSE American exchange.

•	Net income per common share on fully diluted basis was $0.21, including $0.08 of gain on redemption of preferred shares, compared to $0.10 for the prior year. Net income per common share on basic basis was $0.57, including $0.23 gain on redemption of preferred shares, compared to $0.32 for the prior year.

•	Diluted earnings per share for 2024 reflects weighed average outstanding shares on a diluted basis of 16,168,181. As of August 13, 2024, the weighted average outstanding shares on a diluted basis were 8,290,277 or a 49% reduction of our weighted average outstanding on a fully diluted basis.

“We are making continued progress in areas that should contribute to our sustainable, long-term growth and profitability. The impressive results underscore our team's relentless dedication and the successful execution of our strategic initiatives,” commented Jeff Toghraie, Chairman and Chief Executive Officer of AXIL. “For 2025, our strategic initiatives are geared towards enhancing our global presence, fostering strategic partnerships, and adapting our offerings to meet diverse market needs. This emphasis on international expansion not only broadens our market reach but also strengthens our competitive position on the global stage, in our view, driving sustainable growth and maximizing our potential for success in new and dynamic markets.”

“We concluded the fiscal year with record revenues of $27.5 million, reflecting a solid 17% year-over-year growth, largely driven by our strategic focus on expanding distribution and retail channels,” remarked Jeff Brown, Chief Financial Officer of AXIL Brands. “For the fiscal year, our fully diluted EPS reflects a weighted average of 16,168,181 outstanding shares on a diluted basis. As of August 13, 2024, the number of weighted average outstanding shares on a diluted basis was approximately 8,90,277, representing a 49% reduction from the weighted average outstanding shares on a fully diluted basis. Maintaining the quality of our revenue is a key priority this year as we focus on optimizing our existing partnerships and establishing new ones. There was no single customer that accounted for greater than 10% of total sales in our hearing protection and enhancement segment which accounted for approximately 95% of our total revenue for fiscal year 2024.”

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	May 31, 2024	May 31, 2023

ASSETS
CURRENT ASSETS:
Cash	$3,253,876	$4,832,682
Accounts receivable, net	509,835	417,016
Inventory, net	3,394,023	1,311,864
Prepaid expenses and other current assets	809,126	801,360

Total Current Assets	7,966,860	7,362,922

OTHER ASSETS:
Property and equipment, net	260,948	157,463
Deferred tax asset	231,587
Intangible assets, net	309,104	382,674
Right of use asset	36,752	101,845
Other assets	16,895	12,195
Goodwill	2,152,215	2,152,215

Total Other Assets	3,007,501	2,806,392

TOTAL ASSETS	$10,974,361	$10,169,314

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$967,596	$908,606
Customer deposits	154,762	183,688
Equipment payable, current	-	2,200
Contract liabilities- current	905,311	827,106
Notes payable	146,594	172,588
Due to related party	11,798	158,072
Lease liability, current	36,752	65,824
Income tax liability	242,296	230,913
Other current liabilities	332,936	305,664

Total Current Liabilities	2,798,045	2,854,661

LONG TERM LIABILITIES:
Lease liability- long term	-	36,752
Contract liabilities- long term	480,530	605,942

Total Long Term Liabilities	480,530	642,694

Total Liabilities	3,278,575	3,497,355

Commitments and contingencies (see Note 11)	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 42,251,750 and 250,000,000 shares issued and outstanding as of May 31, 2024 and 2023, respectively	4,225	25,000
Common stock, $0.0001 par value: 450,000,000 shares authorized; 5,908,939 and 5,863,939 shares issued, issuable and outstanding as of May 31, 2024 and 2023, respectively	591	586
Additional paid-in capital	7,825,240	10,113,365
Accumulated deficit	(134,270)	(3,466,992)

Total Stockholders' Equity	7,695,786	6,671,959

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,974,361	$10,169,314

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MAY 31, 2024 AND 2023

	2024	2023

Sales, net	$27,498,539	$23,521,027

Cost of sales	7,304,602	5,810,216

Gross profit	20,193,937	17,710,811

OPERATING EXPENSES:
Sales and marketing	13,449,054	11,675,206
Compensation and related taxes	965,931	1,347,839
Professional and consulting	2,589,496	1,420,990
General and administrative	1,686,076	1,282,565

Total Operating Expenses	18,690,557	15,726,600

INCOME FROM OPERATIONS	1,503,380	1,984,211

OTHER INCOME (EXPENSE):
Gain on debt settlement	79,182	50,500
Other income	22,534	16,829
Interest income	182,225	6,469
Interest expense and other finance charges	(4,392)	(2,521)

Other Income (Expense), Net	279,549	71,277

INCOME BEFORE PROVISION FOR INCOME TAXES	1,782,929	2,055,488

Provision (benefit) for income taxes	(220,205)	230,913

NET INCOME	$2,003,134	$1,824,575

Deemed dividend on preferred stock buyback	$1,329,588	$-
Net income available to common shareholders	$3,332,722	$1,824,575

NET INCOME PER COMMON SHARE:
Basic	$0.57	$0.32
Diluted	$0.21	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,868,570	5,644,771
Diluted	16,168,181	17,869,264

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED MAY 31, 2024 AND 2023

			Common Stock				Total
	Preferred Stock		Issued/Issuable		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, May 31, 2022	-	$-	2,107,385	$211	$5,476,068	$(5,291,567)	$184,712

Shares issued for acquisition of business	250,000,000	25,000	3,659,195	366	3,982,114	-	4,007,480

Stock options expense	-	-	-	-	207,342	-	207,342

Shares to be issued for cash	-	-	97,359	9	447,841	-	447,850

Net income for the year ended May 31, 2023	-	-	-	-	-	1,824,575	1,824,575

Balance, May 31, 2023	250,000,000	25,000	5,863,939	586	10,113,365	(3,466,992)	6,671,959

Stock options expense	-	-	-	-	204,429	-	204,429

Restricted stock awards	-	-	45,000	5	62,749	-	62,754

Preferred stock buyback	(207,748,250)	(20,775)	-	-	(2,555,303)	1,329,588	(1,246,490)

Net income for the year ended May 31, 2024	-	-	-	-	-	2,003,134	2,003,134

Balance, May 31, 2024	42,251,750	$4,225	5,908,939	$591	$7,825,240	$(134,270)	$7,695,786

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MAY 31, 2024 AND 2023

	May 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,003,134	$1,824,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,610	95,179
Bad debts	25,471	76,969
Inventory obsolescence	46,895	-
Stock-based compensation	267,183	207,342
Gain on debt settlement	(79,182)	(50,500)
Deferred income taxes	(231,587)	-
Change in operating assets and liabilities:
Accounts receivable	(118,290)	(160,277)
Inventory	(2,129,054)	353,985
Prepaid expenses and other current assets	(7,766)	(661,115)
Deposits	-	(3,810)
Accounts payable and accrued expenses	138,172	215,175
Other current liabilities	4,298	630,897
Contract liabilities	(47,207)	389,716

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,677	2,918,136

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on business acquisition	-	1,066,414
Purchase of intangibles	(22,080)	-
Purchase of property and equipment	(138,445)	(65,650)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(160,525)	1,000,764

CASH FLOWS FROM FINANCING ACTIVITIES
Cash raised for common stock to be issued	-	447,850
Repurchase of preferred stock	(1,246,490)	-
Repayment of equipment financing	(2,200)	(3,300)
Repayment of note payable	(25,994)	(37,119)
Advances (payments) from a related party	(146,274)	132,620

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,420,958)	540,051

NET INCREASE (DECREASE) IN CASH	(1,578,806)	4,458,951

CASH - Beginning of year	4,832,682	373,731

CASH - End of year	$3,253,876	$4,832,682

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$6,907	$2,521
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for asset purchase agreement	$-	$4,007,480
Right of use assets recognized as lease liability	$-	$131,970
Tangible assets (excluding cash) acquired in business combination	$-	$1,740,729
Intangible assets acquired in business combination	$-	$456,945
Goodwill acquired in business combination	$-	$2,152,215
Liabilities assumed in business combination	$-	$1,408,823

About AXIL

AXIL (NYSE American) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward- looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including expanding internationally, and perform in accordance with any guidance; (ii) our ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company product costs and other costs of doing business, and reduce the Company’s earnings; (vii) our ability to engage in strategic partnerships and expand our distribution and retail channels; and (viii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and the Israel-Hamas conflict, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:
AXIL Investor Relations Team
(888) 638-8883
investors@axilbrands.com